EXHIBIT 23.1


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                                                 February 28, 1997








Members of the Board:

        We hereby consent to the inclusion of our opinion as Exhibit 5 in this Registration Statement on Form S-8 of First Midwest Financial, Inc. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                             Very truly yours,



                                             /s/ Silver, Freedman & Taff, L.L.P.
                                             -----------------------------------
                                             SILVER, FREEDMAN & TAFF, L.L.P.